                                                               Exhibit a.(13)

                               THE MAINSTAY FUNDS
                    Establishment and Designation of Classes
           of Shares of Beneficial Interest, Par Value $0.01 Per Share

                                December 8, 2003

     The undersigned, being a majority of the Trustees of The MainStay Funds, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.12 of the Declaration of Trust dated January 9, 1986 as amended December 31, 1994 (the "Declaration of Trust"), hereby divide the authorized and unissued shares of beneficial interest (the "Shares") of the series of the Trust designated below in paragraph 1 (each a "Fund" and collectively the "Funds") into the three additional classes designated below in paragraph 1 (each a "Class" and collectively the "Classes"), which shall include two newly established Classes hereby designated as "Class R1" and "Class R2" and one previously established Class designated as "Class I," with each Class to have the special and relative rights specified in this Instrument:

     1.   MainStay Blue Chip Growth Fund - Class I
          MainStay Blue Chip Growth Fund - Class R1
          MainStay Blue Chip Growth Fund - Class R2
          MainStay Capital Appreciation Fund - Class I
          MainStay Capital Appreciation Fund - Class R1
          MainStay Capital Appreciation Fund - Class R2
          MainStay Mid Cap Growth Fund - Class I
          MainStay Mid Cap Growth Fund - Class R1
          MainStay Mid Cap Growth Fund - Class R2
          MainStay Small Cap Growth Fund - Class I
          MainStay Small Cap Growth Fund - Class R1
          MainStay Small Cap Growth Fund - Class R2
          MainStay Small Cap Value Fund - Class I
          MainStay Small Cap Value Fund - Class R1
          MainStay Small Cap Value Fund - Class R2
          MainStay U.S. Large Cap Equity Fund - Class I
          MainStay U.S. Large Cap Equity Fund- Class R1
          MainStay U.S. Large Cap Equity Fund- Class R2
          MainStay Convertible Fund - Class I
          MainStay Convertible Fund - Class R1
          MainStay Convertible Fund - Class R2
          MainStay Equity Income Fund - Class I
          MainStay Equity Income Fund - Class R1
          MainStay Equity Income Fund - Class R2
          MainStay Growth Opportunities Fund - Class I
          MainStay Growth Opportunities Fund - Class R1
          MainStay Growth Opportunities Fund - Class R2
          MainStay MAP Fund - Class R1
          MainStay MAP Fund - Class R2
          MainStay Research Value Fund - Class I
          MainStay Research Value Fund - Class R1
          MainStay Research Value Fund - Class R2
          MainStay Strategic Value Fund - Class I

          MainStay Strategic Value Fund - Class R1
          MainStay Strategic Value Fund - Class R2
          MainStay Total Return Fund - Class I
          MainStay Total Return Fund - Class R1
          MainStay Total Return Fund - Class R2
          MainStay Value Fund - Class I
          MainStay Value Fund - Class R1
          MainStay Value Fund - Class R2
          MainStay Government Fund - Class I
          MainStay Government Fund - Class R1
          MainStay Government Fund - Class R2
          MainStay High Yield Corporate Bond Fund - Class I MainStay High Yield Corporate Bond Fund - Class R1 MainStay High Yield Corporate Bond Fund - Class R2 MainStay Money Market Fund - Class I
          MainStay Money Market Fund - Class R1
          MainStay Money Market Fund - Class R2
          MainStay Strategic Income Fund - Class I
          MainStay Strategic Income Fund - Class R1
          MainStay Strategic Income Fund - Class R2
          MainStay Tax Free Bond Fund - Class I
          MainStay Tax Free Bond Fund - Class R1
          MainStay Tax Free Bond Fund - Class R2
          MainStay Global High Yield Fund - Class I
          MainStay Global High Yield Fund - Class R1
          MainStay Global High Yield Fund - Class R2
          MainStay International Bond Fund - Class I
          MainStay International Bond Fund - Class R1
          MainStay International Bond Fund - Class R2
          MainStay International Equity Fund - Class I
          MainStay International Equity Fund - Class R1 MainStay International Equity Fund - Class R2

     2. Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of shares of the Fund, and shall be entitled to receive its pro rata share of net assets attributable to such Class of Shares of the Fund upon liquidation of the Fund, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

     3.   Upon the effective date of this Instrument:

          a. Each Share of each Class of the Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of the Fund shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of Shareholders of one or more Classes, in which case only the Shareholders of such Class or Classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

          b. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of the Fund may, pursuant to the Plan adopted by the Trustees under Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

     4. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of Shareholders of such Class.


/s/ Charlynn Goins                              /s/ Donald E. Nickelson
-------------------------------                 --------------------------------
Charlynn Goins                                  Donald E. Nickelson

/s/ Edward J. Hogan                             /s/ Donald  K. Ross
-------------------------------                 --------------------------------
Edward J. Hogan                                 Donald  K. Ross

/s/ Harry G. Hohn                               /s/ Stephen C. Roussin
-------------------------------                 --------------------------------
Harry G. Hohn                                   Stephen C. Roussin

/s/ Terry L. Lierman                            /s/ Michael H. Sutton
-------------------------------                 --------------------------------
Terry L. Lierman                                Michael H. Sutton

/s/ John B. McGuckian                           /s/ Richard S. Trutanic
-------------------------------                 --------------------------------
John B. McGuckian                               Richard S. Trutanic

                                                /s/ Gary E. Wendlandt
                                                --------------------------------
                                                Gary E. Wendlandt


                                       3